Exhibit 99.2

 Shareholder Letter  Fourth Quarter + Fiscal Year 2022  March 6, 2023

 Q4 Fiscal 2022 Letter To Shareholders 2  12 million  2022 Statistics  25%+  revenue growth  monthly active users  111 billion chats sent  999 million album shares  873 thousand paying users  $195 million revenue  2023 Full Year Guidance  38%+  adjusted EBITDA margin

 Grindr has a differentiated product with unmatched fit in the marketplace, incredible user engagement with a young and growing user base, attractive market penetration opportunity, very strong global brand recognition, and outstanding margins. Grindr’s dedicated, passionate team has done a fantastic job delivering strong financial results through a renewed focus on developing excellence across technology, product development, and monetization.  What gets me most excited about this business is Grindr’s immense opportunity to grow and deliver shareholder value. I am highly confident in the plans we are developing to generate sustainable double-digit revenue growth and continued high profitability as we enhance  our user experience, better monetize our core business, execute over time to build out our international business, and add new, adjacent business opportunities as part of a community- focused super app.  We will discuss our 2023 guidance in greater detail below, but we intend to get off to a strong start in our first full year as a public company. We anticipate 2023 FY revenue growth of 25%+, with a 38%+ 2023 FY Adjusted EBITDA margin.  One of the first things I saw when evaluating the opportunity to  join Grindr is that the fundamentals of our business are awesome.  Dear Shareholders,  It is with great pleasure that I write to share with you observations from my first several months as Chief Executive Officer of Grindr, our 2022 Q4 and Full Year financial results, as well as our thinking on the year to come.  Our focus for Grindr’s business, now and in the future  Q4 Fiscal 2022 Letter To Shareholders  3

 For the foreseeable future, you will see us focus primarily on our core business, where we have ample opportunity to grow. As we build a foundation of delivering strong results, I look forward to sharing our mid- and long-term growth plans in greater detail.  We see our growth opportunities on three overlapping time horizons:  near-term Our core business  We plan to better monetize the users we have, and drive conversion of free to paying users through new, impactful features and services in the Grindr app. Because we are early in our monetization journey, we will work to generate significant incremental growth by implementing a more “freemium” model that actually improves the user experience and converts free users to paying ones while maintaining our best-in-class margins. We can also invest in our advertising and brand partnerships to benefit both users and the businesses who want to connect with them.  longer-term Expand into new businesses  Grindr not only has the largest user base of gay, bi, and trans men in the world, we also have a deep connection to the broader LGBTQ community. By tapping into our community’s unique needs, we can develop distribution partnerships, products, and services that deliver new revenue lines that have a hyper focus on this highly valuable demographic.  medium-term Ensure Grindr is #1 everywhere  We operate today in nearly every country across the globe, but there is more we can do to monetize and grow. We can better serve our international users by further localizing our products, bringing Grindr to more and different form factors, and properly marketing our brand to accelerate already fantastic organic growth. In addition to internationalization, we will work on using ML/AI for better matching and generative conversation purposes.  Q4 Fiscal 2022 Letter To Shareholders  3

 Our G4E team continues to find innovative ways of collaborating with global public health agencies to ensure our users have access to the best, most relevant sexual health information and testing available.  Serving the LGBTQ community  Grindr is a globally recognized brand and is firmly embedded in the cultural zeitgeist, with 85% brand awareness in our category. The power of our deep connection to our user base was clearly evident last year in our response to the global Mpox epidemic.  Much of this activity took place before I joined as CEO, but as an observer, I was blown away by what I saw and the extent to which Grindr’s response contributed significantly to the flattening of the virus curve.  Through our public good division, called Grindr for Equality (G4E), we were one of the first organizations of any kind to begin responding to the Mpox outbreak in May of 2022.  Since then, working with dozens of global public health agencies, nonprofits, and governments (including the White House and National Security Council), we implemented a comprehensive Mpox education and vaccination campaign for our global user base. This included working closely with US based LGBTQ public health leader Building Healthy Online Communities  to develop and deploy an Mpox vaccine locator, so our users could easily find vaccination centers near them. All in, we issued over 300 messages to 77 countries in more than 29 languages yielding 75 million impressions and 2.2 million clicks to Mpox health and vaccination information sites. Inside our product, we launched a consolidated Vaccination profile field to help our users share their vaccination status for Mpox, as well as COVID-19 and meningitis.  77  Q4 Fiscal 2022 Letter To Shareholders  3  countries  75mm  impressions  2.2mm  clicks

 Q4 Fiscal 2022 Letter To Shareholders 6  George Arison, CEO  Grindr’s team, motivated by a unique mission  Grindr’s mission is to connect the LGBTQ community with one another and the world. That clear and global focus, so well represented by our work on the Mpox epidemic, is a powerful motivator for our workforce and will help us continue to attract top talent as we grow in new areas.  Having previously founded three companies, I bring to Grindr a founder-mindset and decades of experience building and scaling successful technology platforms. We are focused on driving sustained profitable growth while staying true to our mission to connect the LGBTQ community.  The key to unlocking our success is to continue activating top talent. Grindr has a powerful mission we feel helps us attract and retain amazing employees who will ultimately create even more compelling value for shareholders, all while supporting the advancement of our global community.  I’m excited to share more about our accomplishments and results from the last year, and how they set us up to further scale in 2023.  Thanks,

 2022  Accomplishments  Q4 Fiscal 2022 Letter To Shareholders  7  The team had a productive year continuing to tackle technology and product debt while building new features and setting ourselves up for further growth in the years to come, all while maintaining our strong margins.  Below are a few prime examples of milestones we achieved last year.

Product + Technology

Albums

Our Albums feature is a perfect example of our user focus and privacy centric design. Initially deployed in Q1 2022, Albums gives Grindr users the ability to share multiple photos instantaneously with their connections, while blocking screenshots, and enabling the instant revocation (i.e. “unsharing”) of albums access at users’ discretion. In 2022, our users globally added more than 70 million photos in 20 million albums and shared them over 999 million times.

For paid users, we launched three premium Album features: the ability to create multiple Albums for many use cases, access a full history of received albums, and an advanced filter to find users with albums.

We will continue to develop this popular, much adopted feature with further expansions for paid and free uses, including the ability to share more media and add richer media formats.


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No more sending photos one by one. Share (and unshare) the goods with a single tap.
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STORE PHOTOS
Keep your private pics in one place.


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EASY ACCESS
All your albums are in one convenient tab

Grindr Q4 Fiscal 2022 Letter To Shareholders 8

Boost

Our product and engineering teams launched Boost, a paid a la carte feature, in Q2 of 2022, and while it currently is a small new revenue stream for us, we are confident that as we optimize it over time, it will continue to scale. We aspire to have this new revenue segment of a la carte features represent a similar proportion of our revenue as it does for our peers in the online dating space.

Boost gives users enhanced presence on Grindr's cascade of profiles, greatly increasing the level of inbound attention a user receives for a period of one hour. User behavior proves the success here: Boost has a high repurchase rate to date and is most heavily used by paid subscribers, giving us significant opportunity to price-test and grow adoption among free users.

The successful launch of Boost – which users purchased ~1.4M times in roughly six months – indicates a strong opportunity for us to grow a la carte offerings this year and in years to come, and should be looked at as a key component of our go forward monetization strategy.


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BEL AIR
West Hollywood
HOLLYWOOD
LOS FELIZ
THAI TOWN
SILVER LAKE
ECHO PARK
FAIRFAX
WESTWOOD
WILSHIRE CENTER
KOREATOWN
MIRACLE MILE
BRENTWOOD
CENTURY CITY
PICO UNION
SKID ROW
WEST LOS ANGELES
MID CITY
FASHION DISTRICT
MID-CITY

Chat3

Chat is the foundation of Grindr's uniquely engaging platform. Last year alone our users sent a total of over 111 Billion chats on our platform – yes, 111 Billion, that's over 300m a day!

We want to ensure our users have an easy, intuitive time communicating with one another. When Grindr was initially built, significant data and logic were stored "client-side" in an effort to protect user privacy. What was at the time a forward thinking privacy architecture model is now outdated, and has contributed to one of the top complaints we hear from our users, who would often lose messages when switching to a new device.

In 2022, our engineering team replatformed our chat functions to what we call "Chat3" in

Grindr Q4 Fiscal 2022 Letter To Shareholders 9

 Q4 Fiscal 2022 Letter To Shareholders 10  order to support faster feature development coming in 2023, including the modernizing of the UI and UX of our inbox. We moved all storage of messages and logic to the server side to more easily support multiple devices, robust message history, and improved spam and abuse prevention. Using industry leading encryption, we continue to ensure our users enjoy the best available technology in terms of privacy and security.  Corporate  Going Public  GRND On November 18th, 2022, Grindr completed its merger with TIGA Acquisition Corp. to become a publicly listed company under the ticker GRND. While technically not the first company focused on the gay community to become publicly listed, we are the biggest, and we made sure to represent our community to the best of our ability by turning the New York Stock Exchange and Wall Street into a celebration of everything LGBTQ.  As a publicly traded company, we are required to regularly and formally report our goals and progress to the street – we see this as advantageous in raising awareness of our successful business and for representing the LGBTQ community in an arena where we have traditionally been overlooked.  Team Updates  We believe in a lean organizational profile that rewards hard work and grit. We are focused on driving the energies of our mission-driven team to generate shareholder value in service of our community. At Grindr we continue to build a highly qualified, high-  performing, diverse team led by experienced executive management, governed by a Board of Directors who are committed to helping take our company to the next level.  Near-term, we are prioritizing hiring exceptional engineering talent, data scientists, and marketing leaders to advance our product, user experience, and monetization engine.

 2023  Strategic Priorities  Q4 Fiscal 2022 Letter To Shareholders  11  The significant technology and product investments Grindr has made over the last two years have established a foundation for long-term growth. Building on that foundation in 2023, our priorities are: to improve the user experience on our app, to drive monetization through increased paid conversations and new offerings,  to plan for future growth, and to continue to demonstrate our commitment to our community.  Grindr is dedicated to doing what is right for our users, our product, and our shareholders over the long-term; we may experience variability in our growth rate quarter to quarter in the near-term as we test and implement UX and monetization initiatives, but we are convinced this is the right path to long-term shareholder value creation.

 Improved user experience and enhanced features drive satisfaction and engagement, but also go hand in hand with driving monetization through increased conversations via new premium features our users love.  Improve the User Experience  In 2023, we intend to improve the experience for our users as they increasingly look to Grindr to connect with one another and navigate the world as gay, bisexual, and trans people.  Since our founding, our user experience has been a key differentiator and source of growth. Our industry-defining location-based connection model (the “cascade,” or grid), and open messaging connection model (“chat”), combine to create a fun and highly engaging experience on the app. This engagement engine has fueled our rapid organic growth over time into more user segments, geographies, and use cases (e.g. dating, social, travel, and community).  We have an opportunity to upgrade our interfaces to meet or even exceed leading industry standards, and we can build new functionality into the app that satisfies different user segments and use cases we haven’t fully served in the past.  In 2023 and into 2024, we will improve the key features of our user experience, specifically:  Q4 Fiscal 2022 Letter To Shareholders  11  More and better connections Upgrading our connection features (cascade, search and discovery, profile, and tags) to productize different use cases and drive more and better connections for users. We will improve these interfaces to make the app more seamless, efficient, relevant, and customized, and use generative technologies like AI and Machine Learning to do so.  Chat Interactions Improving our inbox and chat user interface make messaging more reliable, organized, relevant, and actionable for users to further enhance and maintain connections. Our investments in the Chat architecture will be the key foundation for unlocking these upgrades.

 2023 is a year of experimentation. The efforts outlined above are designed to increase the absolute number of paying users, including subscribers and purchasers of a la carte products, and we will test different strategies for pricing these features to best achieve growth outcomes. As we test products and pricing models and grow paying users across different segments and geographies, our average revenue per paying user (ARPPU) could trend down from current levels while absolute revenue should continue to increase. Our product and experience investments will also have some impact on our Adjusted EBITDA margins, though we fully expect to continue operating at best-in-class on this measure.  Driving Monetization Through Conversions and New Offerings  The core way in which we will drive monetization in 2023 will be through pricing and plan optimization, and increased monetization of features and services that we have already built, such as Boost, Albums, Filters.  Grindr has built an enthusiastic and highly engaged user base that, in 2022, spent around an hour a day on the app. What the company has not yet done quite as well is activate its monetization engine. As the best known brand in our space, with 85% global awareness, we aim to delight our users with new features for which they actively want to pay.  To increase conversions to paying users and provide more to those already paying, in 2023 and 2024 we will:  Q4 Fiscal 2022 Letter To Shareholders  11  Increase the range of subscription options with differentiated features and subscription plans up and down the value chain from more accessible to even more premium experiences for our power users  Improve on what we have and build new a la carte features to enhanced the product experience and help our users find what they’re looking for faster and more efficiently  Develop new premium products and services which will come with significant business synergies and monetization opportunities

 Planning For Future Growth  As we move further ahead, the obvious opportunities for growth are geographic, demographic and, with one of the single greatest concentrations of demand from the gay, bi, and trans communities globally, our ability to open our aperture to confidently build new businesses.  Q4 Fiscal 2022 Letter To Shareholders  11  Geographic Growth Grindr already operates in over 190 countries around the world, but we have significant room to grow. International growth of both free users and increasing penetration of paying customers outside of North America are high on our list of medium- term priorities. The playbook we are executing in the U.S. should enable us over time  to drive higher revenue in our top 10 international markets and beyond. In conjunction with the benefits we will realize from the secular social tailwinds of progress on LGBTQ rights, we will be deliberate in strengthening our product in international markets through localization, targeted marketing, and social advocacy.  Demographic Growth Grindr has a strong foothold in the global market of gay, bi, and trans people between the ages of 18 and 35. We can do more to ensure our users stay with us as they age. Options include additional services within our core app as well as possible new applications purpose-built for specific demographics.  Advertising and Brand Partnerships Over the next several years, we intend to significantly improve the quality of our ad business and grow our brand partnerships. We strive to make our ads more relevant for our users and more generative for our advertisers as they seek new and ever more effective means for connecting with our highly coveted demographic. While we do not expect the overall ad business to start to meaningfully grow in aggregate as we rebalance our ad mix by reducing our dependence on programmatic Third Party Advertising, over time we intend to enhance the health and profitability of our ads business to fullfill our mission of connecting LGBTQ people with the world around them.  New Businesses and Initiatives Grindr operates more flexibly than a pure dating app, and the local nature of our user experience opens the door to significant adjacent use cases. Over time, we are excited about the opportunity to fulfill Grindr’s ultimate promise as a trusted lifestyle brand for the community. This unique opportunity is rooted in early trends we see today – such as users relying on Grindr to safely navigate the complexities of traveling as gay people, and seeking recommendations on where to go and what to do when visiting new cities. Capital-lite partnerships with service providers in travel, media, health care, and finance, could fulfill existing demand in our user base for services built specifically for the LGBTQ community, demand we are uniquely positioned to satisfy.

 Q4 Fiscal 2022 Letter To Shareholders 15  These sorts of initiatives could broaden the accessibility of Grindr to a broader demographic, enabling access to a larger portion of our TAM. These are opportunities we will explore with more focus in future years, again while looking to margin our best-in-class margin profile.  Going forward, we may begin to rebalance the services we make available to our free users versus our paying customers, particularly as we develop new features later this year, into 2024, and onward.  Committing to Our Community  We are obviously excited by the growth potential in our business. But Grindr is not a typical business – we have a deep and vital mission of service to our users and to the broader LGBTQ community. Nothing we accomplish would be sustainable without the support of the community we serve, therefore, we see our commitment to every segment of the LGBTQ community as a foundational strategic priority for the company.  Our mission to connect LGBTQ people with one another and the world guides our work, both in the app and as a corporate entity. Grindr for Equality aims to advance LGBTQ safety, health, and human rights around the world by efficiently deploying our resources where there is no one else offering support to our community. Grindr has a long history of working closely with  LGBTQ NGOs, nonprofits, and grassroots organizers around the world to connect them with our global user base and help our users get the information and services they most need.  We will continue to act as a leading part of the global LGBTQ coalition to advocate for the rights of community in every country on earth, and will take particular leadership of work around sexual health and safety.  As ever, we will continue to provide financial assistance where our resources will do the most good, namely in the developing world where the LGBTQ community can often be forgotten. You will see Grindr as well as key board members invest further in the G4E’s ability to serve the global LGBTQ community.  We hire and focus on retaining a highly qualified, high-performing, diverse team of professionals, which is not only good business practice: in our case, it plays a vital role in keeping us close to our mission, and enabling the profitable growth we intend to deliver for years to come.

 Grindr closed 2022 near the top of our guidance, growing Full Year revenue 34% year over year to $195MM, with operating income margin of 7% and hitting an Adjusted EBITDA Margin of 44%. We believe these numbers represent just the beginning of what our talented, product-lead organization can achieve going forward with an even greater focus on profitable growth, operational excellence, and data driven product development.  Our Q4 results continued our track record of quarter-over-quarter and year-over-year growth, though some results were somewhat lower than  earlier quarters as we absorbed one-time costs associated with our transition from private to public  company. From a revenue perspective, the year-ago quarter featured exceptionally strong subscriber growth due in part to pandemic-related factors, while in the 2022 fourth quarter we actively tested subscription optimization, which led to uneven subscriber growth. From a profitability perspective, results included costs and fees associated with our go-public transaction as well as investments in key personnel, including our public company leadership team. We do not expect future quarters to be impacted to the same degree by these top- and bottom-line factors.  2022  Financial + Operating Results  34%  Q4 Fiscal 2022 Letter To Shareholders  16  year over year revenue growth  $195mm  revenue  7%  operating income margin  44%  adjusted EBITDA margin

 Revenue  Overall, Q4 2022 Revenue of $55MM was up 21% year over year from $45MM in Q4 2021. Direct Revenue, consisting of subscription revenue and a la carte add ons, increased $10MM to  $45MM, up 27% year over year. Advertising, or Indirect Revenue, was relatively flat on a year over year basis at $10MM, where growth in Brand Partnerships was partially offset by a decline in programmatic advertising revenue due to intentional choices made by the company.  For the full year 2022, Grindr grew revenue to $195MM, up by 34% from $146MM on a year over year basis. Our Direct Revenue segment, the lion’s share of our revenue, increased 41% year over year to $163MM, an accomplishment about which we are proud and excited.  Gross Profit (Revenue less Cost of Revenues)  Gross profit for the fourth quarter 2022 grew to $40MM, up 20% from $33MM in the prior year. Gross margin declined minimally due to increasing percentage of Direct Revenue in the quarter which are lower margin given distribution fees as well as higher infrastructure expenses as a percentage of revenue.  Gross profit for the full year 2022 was $144MM which was up 33% from $108MM in the prior year. Gross margin for the full year was 74%, which was flat with the prior year.  Selling, General, and Administrative Expenses  SG&A Expenses for the fourth quarter of 2022 were $21MM, representing a $12MM or 134% increase from the prior year.  SG&A Expenses for the full year 2022 were $74MM, representing a $44MM or 143% increase from the prior year.  For both the quarterly and full year periods, the QoQ and YoY increases were unnaturally elevated primarily due to: equity compensation expenses for the exiting management team, an increase in people costs resulting from 40% headcount growth over 2022, public company infrastructure related expenses and an increase in outside services and consultant expenses for transaction related services. We expect to realize these expenses on a more normalized basis going forward.  Product Development Expenses  Product Development Expenses for the fourth quarter of 2022 were $7MM, representing a  $3MM or 93% increase from the prior year.  Product Development Expenses for the full year 2022 were $19MM, representing a $8MM or 72% increase from the prior year.  The increase for both the quarterly and full year periods is primarily due to higher employee- related costs for Technology personnel (Product and Engineering).  Q4 Fiscal 2022 Letter To Shareholders  16

 Operating Income  Operating Income for the fourth quarter of 2022 was $2MM at a 4% margin, down from  $10MM in the prior year period primarily related to transaction costs.  For the full year 2022, Operating Income was $13MM at a 7% margin, down from $24MM million in the prior year. Operating Income declined primarily due to increased SG&A expense, including people costs, public company costs, and outside services expenses.  Net Income (Loss)  Net Income for the fourth quarter of 2022 was $5MM, down from $6MM in the fourth quarter of 2021.  Full year 2022 Net Income was $1MM, down from $5MM in 2021.  Adjusted EBITDA  Adjusted EBITDA for the fourth quarter of 2022 was $19MM, or 36% of total quarterly Revenue, down $4MM from the prior year period. The decrease in Adjusted EBITDA was primarily driven by the increased expenses as we scaled to implement a public company infrastructure. Although some of these expenses will continue given public company costs, we expect costs to normalize to the higher EBITDA margins our business has worked for in the past.  The reduced Adjusted EBITDA was also impacted by our slightly muted revenue growth, which again was due to 1) relatively lower subscription revenue growth given the very successful comparable to Q4 2021 when we launched our “More Profiles Upsell” feature, and 2) flatness in advertising revenue as we felt the full impact of removal of our “banner” advertising unit and other intentional choices made to limit the advertising business.  Full year 2022 Adjusted EBITDA was $85MM, or 44% of total annual revenue, which was up 11% from $77MM in the prior year.  Grindr has a healthy balance sheet and cash flow and appropriate leverage, which allows us to invest in future growth.  Q4 Fiscal 2022 Letter To Shareholders  16

 Note Regarding Preliminary Financial Results  The unaudited financial results disclosed herein are preliminary based on the most current information available to management and are subject to change until completion of our financial closing procedures for the fourth quarter and full year ended December 31, 2022 and the audit of our full year 2022 financial results. As a result, our actual results may change as a result of such financial closing procedures, final adjustments, management’s review of results, and other developments that may arise between now and the time our financial results for the fourth quarter and full year ended December 31, 2022 are finalized. We expect to file our 10-K on or around March 17, 2023.  Performance Metrics  2022  2021  Paying Users, End of Period  873  715  Paying User Penetration  6.9%  6.1%  MAU  ~12,000  ~11,000  ARPPU  $17.28  $16.08  All figures given in thousands, except paying user penetration and ARPPU.  Conference Call  Grindr will host a conference call to discuss these results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), Monday, March 6, 2023. To access the conference call, participants should dial  +1 (888) 886-7786 and enter the conference ID number 66834234. The live audio webcast along with the press release will be accessible at https://investors.grindr.com/. A recording of  the webcast will also be available on our website following the conference call.  Guidance 2023 Full Year  Q4 Fiscal 2022 Letter To Shareholders  16  25%+  revenue growth  38%+  adjusted EBITDA margin

Unaudited Income Statement

$ in thousands	Q4 2022	Q4 2021	FY 2022	FY 2021
Revenues	**$54,528**	**$45,021**	**$195,015**	**$145,833**
Operating costs and expenses				
Cost of revenues	14,522	11,635	51,280	37,358
Selling, general and administrative expenses	20,647	8,820	74,469	30,618
Product development expenses	6,744	3,491	18,725	10,913
Depreciation and amortization	10,291	10,700	37,506	43,234
Total operating costs and expenses	52,204	34,646	181,980	122,123
Income from operations	**$2,324**	**$10,375**	**$13,035**	**$23,710**
Other income (expenses)				
Interest income / (expense), net	(20,540)	(3,835)	(31,538)	(18,698)
Other income / (expense), net	(2,470)	1,407	(2,799)	1,288
Change in fair value of warrant liability	21,295	-	21,295	-
Total other income (expenses)	(1,715)	(2,428)	(13,042)	(17,410)
Net income (loss) before income tax	**$609**	**$7,947**	**($7)**	**$6,300**
Income Tax Expenses	(4,586)	1,450	(859)	1,236
Net income after income tax	**$5,195**	**$6,497**	**$852**	**$5,064**
Net income and comprehensive income	**$5,195**	**$6,497**	**$852**	**$5,064**

Grindr
Q4 Fiscal 2022 Letter To Shareholders
20

Unaudited Balance Sheet

$ in thousands	December 31, 2022	December 31, 2021
Assets		
Current Assets		
Cash and cash equivalents	$8,725	$15,778
Accounts receivable	22,435	17,885
Prepaid expenses	7,622	2,330
Deferred charges	3,652	4,611
Other current assets	750	3,308
Total current assets	43,184	43,912
Restricted cash	1,392	1,392
Property and equipment, net	2,021	2,374
Capitalized software development costs, net	7,385	3,637
Intangible assets, net	104,544	139,708
Goodwill	275,703	258,619
Right of use assets	4,535	—
Other assets	64	84
Total assets	**$438,828**	**$449,726**
Liabilities and Stockholders' Equity		
Current Liabilities		
Accounts payable	$5,435	$2,437
Accrued expenses and other current liabilities	15,681	3,539
Debt, current	22,152	3,840
Deferred revenue	18,586	20,077
Total current liabilities	61,854	29,893
Debt, non-current	338,476	133,279
Warrant liability	17,933	—
Lease liability	3,658	—
Deferred tax liability	12,528	20,912
Other Long-term liabilities	327	2,405
Total liabilities	**$434,776**	**$186,489**
Stockholders' Equity		
Common stock	17	16
Additional paid-in capital	9,078	269,116
Accumulated Deficit	(5,043)	(5,895)
Total stockholders' equity	**$4,052**	**$263,237**
Total liabilities and stockholders' equity	**$438,828**	**$449,726**

Grindr Q4 Fiscal 2022 Letter To Shareholders 21

Unaudited Statement of Cash Flow

$ in thousands	Q4 2022	Q4 2021	FY 2022	FY 2021
Operating Activities				
Net income	$5,195	$6,497	$852	$5,064
Adjustments to reconcile net income to net cash provided by operating activities:				
Share/Unit-based compensation	5,069	796	28,422	2,602
Gain on Paycheck Protection Program loan forgiveness	-	(1,535)	-	(1,535)
Fair value change in warrant liability	(21,295)	-	(21,295)	-
Transaction costs allocated to warrants	2,302	-	2,302	-
Loss on extinguishment on deferred purchase price liability	11,851	-	11,851	-
Accretion of interest in Credit Agreement	-	-	-	1,118
Amortization of debt issuance costs	522	283	1,281	1,180
Interest income on Promissory note from member	(610)	(756)	(2,842)	(2,038)
Depreciation and amortization	10,290	10,699	37,505	43,234
Provision for doubtful accounts	255	53	282	53
Provision for deferred taxes	(7,623)	(457)	(11,218)	(4,312)
Non-cash lease expense	1,050	-	1,050	-
Changes in operating assets and liabilities:				
Accounts receivable	(4,257)	(2,482)	(4,832)	(6,105)
Prepaid expenses and deferred charges	(3,296)	(175)	(4,440)	(1,777)
Other current assets	7,337	976	2,558	(3,292)
Deposit and other assets	697	(16)	20	37
Due from parent company	-	-	-	-
Accounts payable	2,326	723	1,802	1,845
Accrued expenses and other current liabilities	5,557	(296)	10,211	(7,481)
Deferred revenue	(146)	1,183	(1,491)	6,547
Amount due to a related party	-	-	-	10
Operating lease liabilities	(1,989)	-	(1,989)	-
Other liabilities	615	85	615	(720)
Net cash provided by operating activities	**$13,850**	**$15,578**	**$50,644**	**$34,430**
Investing activities				
Purchase of property and equipment	(91)	(113)	(430)	(269)
Additions to capitalized software	(1,721)	(1,344)	(5,155)	(3,528)
Net cash used in by investing activities	**($1,812)**	**($1,457)**	**($5,585)**	**($3,797)**
Financing activities				
Proceeds from issuance of Common Stock in the Business Combinatior	5,182	-	5,182	-
Transaction Costs paid in connection with the Business Combination	(28,460)	-	(28,460)	-
Payment of related party note payable	(1,780)	-	(1,780)	-
Exercise of Forward Purchase Agreement	100,000	-	100,000	-
Payment of deferred purchase price to Kunlun	(155,000)	-	(155,000)	-
Exercise of stock options	887	762	2,023	1,351
Distributions paid	(116,781)	-	(196,305)	-
Proceeds from issuance of debt	170,800	-	230,800	-
Payment of debt	(1,260)	(53,760)	(3,480)	(56,640)
Payment of debt issuance costs	(4,137)	-	(5,092)	(960)
Net cash used in financing activities	**($30,549)**	**($52,998)**	**($52,112)**	**($56,249)**
Net decrease in cash, cash equivalents and restricted cash	**($18,511)**	**($38,877)**	**($7,053)**	**($25,616)**
Cash, cash equivalents and restricted cash, beginning of the period	28,628	56,047	17,170	42,786
Cash, cash equivalents and restricted cash, end of the period	**$10,117**	**$17,170**	**$10,117**	**$17,170**
Reconciliation of cash, cash equivalents and restricted cash				
Cash and cash equivalents	8,725	15,778	8,725	15,778
Restricted cash	1,392	1,392	1,392	1,392
Cash, cash equivalents and restricted cash	**$10,117**	**$17,170**	**$10,117**	**$17,170**

Grindr

Q4 Fiscal 2022 Letter To Shareholders

22

Unaudited Reconciliation of Net Income to Adjusted EBITDA

$ in thousands	Q4 2022	Q4 2021	FY 2022	FY 2021
Net income	$5,195	$6,497	$852	$5,064
Interest expense, net [(1)]	20,540	3,835	31,538	18,698
Income tax (benefit) expense	(4,586)	1,450	(859)	1,236
Depreciation and amortization	10,291	10,700	37,506	43,234
Transaction-related costs [(2)]	4,288	876	6,499	3,854
Litigation related costs [(3)]	201	535	1,722	1,913
Stock-based compensation expense	5,233	679	28,586	2,485
Management fees [(4)]	100	185	644	728
Purchase accounting adjustment	-	8	-	900
Other income [(5)]	(552)	(1,409)	-	(1,058)
Change in fair value of warrant liability [(6)]	(21,295)	-	(21,295)	-
Adjusted EBITDA	**$19,415**	**$23,356**	**$85,193**	**$77,054**

(1) Interest expense, net for the year ended December 31, 2022 included the loss on extinguishment of Deferred Payment (as defined in our public filings).
(2) Transaction-related costs consist of legal, tax, accounting, consulting, and other professional fees related to the Business Combination (as defined in our public filings), that are non-recurring in nature.
(3) Litigation related costs primarily represent external legal fees associated with the outstanding litigation or regulatory matters such as the potential Datatilsynet fine or the CFIUS review of the Business Combination, which are unrelated to Grindr's core ongoing business operations.
(4) Management fees represent administrative costs associated with SVH's administrative role in managing financial relationships and providing directive on strategic and operational decisions, which ceased to continue after the Closing.
(5) For the year ended December 31, 2021, other income primarily represents costs incurred from reorganization events that are unrelated to Grindr's core ongoing business operations, including severance and employment related costs of $0.5 million, offset by PPP Loan forgiveness income of $1.5 million.
(6) Change in fair value of warrant liability relates to our warrants that were remeasured to fair value of $17.9 million as of December 31, 2022, resulting in a gain of $21.3 million for the year ended December 31, 2022.

Grindr
Q4 Fiscal 2022 Letter To Shareholders
23

Forward Looking Statements  This press release contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 regarding Grindr’s current views with respect to its industry, operations and future business plans and performance. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, among others, statements about our growth opportunities, our 2023 strategic priorities, our plan to generate sustainable double-digit revenue growth and strong profitability and our full year 2023 guidance. Forward-looking statements, including guidance related  to Revenue Growth and Adjusted EBITDA Margin, are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from our expectations discussed in the forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our reliance on historical data, which may be of limited reliability, in providing revenue guidance;  (ii) the impact of the regulatory environment and complexities with compliance related to such environment; (iii) our ability to respond to general economic conditions; (iv) factors relating to the business, operations and financial performance of Grindr and its subsidiaries, including:  (a) competition in the dating and social networking products and services industry; (b) the ability to maintain and attract users; and (c) fluctuation in quarterly and yearly results; (v) natural disasters, outbreaks and pandemics, including the COVID-19 pandemic and MPox;  (vi) our ability to adapt to changes in technology and user preferences in a timely and cost- effective manner; (vii) our ability to maintain compliance with privacy and data protection laws and regulations; (viii) our ability to protect systems and infrastructures from cyber-attacks  and prevent unauthorized data access; (ix) our dependence on the integrity of third-party systems and infrastructure; and (x) our ability to protect its intellectual property rights from unauthorized use by third parties. The foregoing list of factors is not exhaustive. Further information on these and additional risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” in our Registration Statement filed on Form S-1/A filed by Grindr with the SEC on February 8, 2023 as well as other filings that we make with the SEC from time to time.  Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.  Q4 Fiscal 2022 Letter To Shareholders  16

 About Non-GAAP  Grindr uses Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented  to enhance investors’ overall understanding of Grindr’s financial performance and should not be considered as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Grindr defines Adjusted EBITDA as net income (loss)  excluding income tax provision, interest expense, depreciation and amortization, stock-based compensation expense, non-core expenses/losses (gains), including purchase accounting adjustments related to deferred revenue, transaction-related costs, management fees,  and interest income from the related party loan to Catapult GP II. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue. Grindr’s management uses Adjusted EBITDA and Adjusted EBITDA margin internally to evaluate the performance of its business and this measure is one of the primary metrics by which its internal budgets are based and by which management is compensated. Grindr believes Adjusted EBITDA and Adjusted EBITDA Margin are also helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Grindr excludes the above items as some are non-cash in nature, and others are non-recurring that they may not be representative of normal operating results. Adjusted EBITDA and Adjusted EBITDA margin adjust for the impact of items that Grindr does not consider indicative of the operational performance of our business. While Grindr believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with GAAP.  About Grindr  With roughly 12 million monthly active users in virtually every country in the world, Grindr has grown to become a fundamental part of the queer community since its launch in 2009.  The company continues to expand its ecosystem to enable gay, bi, trans and queer people to connect, express themselves, and discover the world around them. Grindr is headquartered in West Hollywood, California. The Grindr app is available on the App Store and Google Play.  Q4 Fiscal 2022 Letter To Shareholders  16